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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

    We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-07969, Form S-8 No. 333-59735, Form S-8 No. 333-65919 and Form
S-8 No. 333-74669) pertaining to the Employee Stock Purchase Plan, the 1994 Equity Incentive Stock Option Plan, the Non-Employee Directors Stock Option Plan, the 1994 Equity Incentive Plan and the 1998 Non-Officer Equity Incentive Plan of Inhale Therapeutic Systems, Inc., the Registration Statement, (Form S-3 No. 333-20787) and related Prospectus of Inhale Therapeutic Systems, Inc. for the registration of 1,800,000 shares of its common stock, the Registration Statement (Form S-3 No. 333-68897) and related Prospectus of Inhale Therapeutic Systems, Inc. for the registration of 1,200,000 shares of its common stock and the Registration Statement (Form S-3/A No. 333-94161) and related Prospectus of Inhale Therapeutic Systems, Inc. for the registration of 3,388,268 shares of its common stock and $108,450,000 of 6.75% Convertible Subordinated Debentures due October 13, 2006, of our report dated January 24, 2000, with respect to the financial statements of Inhale Therapeutic Systems, Inc. included in this Annual Report on Form 10-K for the year ended December 31, 1999.

/s/ Ernst & Young

Palo Alto, California
March 9, 2000